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                                                               EXHIBIT 10(t)(i)

                                FIRST AMENDMENT
                      TO EMPLOYMENT CONTINUATION AGREEMENT


         This First Amendment ("First Amendment") to Employment Continuation Agreement dated February 6, 1998 ("Employment Agreement") is made and entered into effective as of February 12, 1998, by and between Quaker State Corporation (hereinafter called the "Company"), a Delaware corporation, and Conrad A. Conrad, an individual currently residing in Irving, Texas (hereinafter called the "Executive").

         WHEREAS, the parties desire by this First Amendment to modify the terms of the Employment Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, the Company and the Executive covenant and agree as follows, intending to be legally bound:

         1. Paragraph 7 of the Employment Agreement is hereby amended to delete subparagraph (c)(i)(C) in its entirety, and to add a new subparagraph (c)(i)(C) to read as follows:

              (C) a cash amount (the "Incremental Retirement Benefit") equal to the present value, calculated using a discount rate equal to the then prevailing applicable Federal rate as determined under
              Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), of the additional retirement benefits (including, without limitation, any pension, retiree life or retiree medical benefits) that would have been payable or available to the Executive under any employee benefit plan qualified (a "Qualified Plan") under section 401(a) of the Code and under any supplemental retirement plan based on (x) where compensation is a relevant factor, his pensionable compensation at the Date of Termination, and (y) the age and service the Executive would have attained or completed had the Executive continued in the Company's employ until the later of: (1) the date on which he would have attained age 55 (and thereby qualified for early retirement under the terms of the applicable plans), and (2) the expiration of the Employment Period.

         2. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

         3. Except as specifically modified by this Amendment, all terms and conditions of the Employment Agreement shall remain in full force and effect, unmodified.

                  IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above set forth.


                                      QUAKER STATE CORPORATION

                                      By: /s/ Herbert M. Baum
                                         --------------------------------------
                                      Its:Chairman and Chief Executive Officer
                                          --------------------------------------

                                      EXECUTIVE


                                      /s/ Conrad A. Conrad
                                      ------------------------------------------
                                      Conrad A. Conrad